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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Fruit of the Loom, Ltd. Registration Statements and related Prospectuses as follows: Post-Effective Amendment No. 4 to Form S-8, Registration No. 33-18250 pertaining to the Fruit of the Loom, Inc. 1987 Stock Option Plan, Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-50499 pertaining to the Fruit of the Loom, Inc. Directors' Stock Option Plan, Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-38953 pertaining to the Fruit of the Loom Inc. 1995 Executive Incentive Compensation Plan As Amended and Restated and the Fruit of the Loom, Inc. 1996 Incentive Compensation Plan As Amended and Restated (the "1996 Incentive Compensation Plan"), Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-59551 pertaining to the Fruit of the Loom, Inc. Executive Incentive Compensation Plan, Post-Effective Amendment No. 1 to Form S-8, Registration No.333-09203 pertaining to the 1996 Incentive Compensation Plan, Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-39625 pertaining to the Fruit of the Loom, Inc. 1989 Stock Grant Plan and the Fruit of the Loom, Inc. Long-Term Bonus Plan, Post-Effective Amendment No. 2 to Form S-8, Registration No. 333-00039 pertaining to the Fruit of the Loom, Inc. 1995 Executive Incentive Compensation Plan and the Fruit of the Loom, Inc. 1995 Non-Employee Director's Stock Plan, Form S-8, Registration No. 333-74077 pertaining to the 1996 Incentive Compensation Plan, Post-Effective Amendment No. 2 to Form S-3, Registration No. 33-52023 pertaining to the registration of 2,178,178 Class A Ordinary Shares, Post-Effective Amendment No. 1 to Form S-3 Registration No. 33-52779 pertaining to the registration of 2,178,178 Class A Ordinary Shares and Amendment No. 1 to Form S-4 Registration No. 333-79195 pertaining to the registration of $250,000,000 in 8 7/8% Senior Notes due April 15, 2006 of our report dated February 13, 2001 except for the "Reorganization Cases" note and the "Long-Term Debt" note as to which the date is March 15, 2001, with respect to the consolidated financial statements and schedule of Fruit of the Loom, Ltd. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 30, 2000.



                                     Ernst & Young LLP


Chicago, Illinois
March 30, 2001